EXHIBIT 5.2

[Morrison & Foerster LLP Letterhead]

October 5, 2016

Mr. Taro Aso

Minister of Finance

Tokyo, Japan

Mr. Shinichi Kitaoka

Japan International Cooperation Agency

Tokyo, Japan

Ladies and Gentlemen:

We have acted as U.S. counsel to the underwriters named in Schedule II to the underwriting agreement, a form of which is being filed as Exhibit 1.2 to a Registration Statement filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Act”) (such Registration Statement is hereinafter referred to as the “Registration Statement”), in connection with the registration by Japan International Cooperation Agency (the “Issuer”) of debt securities (the “Bonds”), unconditionally and irrevocably guaranteed as to payment of principal and interest by Japan (the “Guarantor”) (the “Guarantee” and, together with the Bonds, the “Securities”). The Securities are to be issued pursuant to a fiscal agency agreement (the “Fiscal Agency Agreement”), a form of which is being filed as Exhibit 4.1 to the Registration Statement.

In connection with the opinions set forth herein, we have examined such corporate records, documents, instruments, certificates of public officials and of the Issuer, and have considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of all documents, we have assumed that each party thereto had the power and authority to execute and deliver, and to perform and observe the provisions of, such documents, and we have also assumed the due authorization by each such party of all requisite actions and the due execution and delivery of such documents by each such party, and that (except as provided in our opinions below) such documents constitute, or will constitute upon execution and delivery thereof, the legal, valid and binding obligations of each such party.

In addition, the opinions hereinafter expressed are subject to the following qualifications and exceptions:

(i)	the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

(ii)	limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of any provision of the Fiscal Agency Agreement, the Bonds and the Guarantee, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material; and

(iii)	limitations imposed by the United States Foreign Sovereign Immunities Act of 1976.

Exh. 5.2-1

Based upon and subject to the foregoing and other qualifications and limitations set forth herein, we are of the opinion that when the Registration Statement has become effective under the Act and the Fiscal Agency Agreement has been duly authorized, executed and delivered:

1. When the Bonds have been duly authorized, executed, authenticated and issued by the Issuer and sold as contemplated in the Registration Statement, the Bonds will constitute valid and legally binding obligations of the Issuer; and

2. When the Guarantee has been duly authorized, executed and issued by the Guarantor as contemplated in the Registration Statement, the Guarantee will constitute a valid and legally binding obligation of the Guarantor.

We express no opinion as to the effect of the compliance or non-compliance of the Issuer or the Guarantor with any law, regulation or order applicable to it. Furthermore, we express no opinion as to matters governed by the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America, as in effect on the date hereof, or the effect on the opinions expressed herein of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the references to us under the heading “Validity of the Bonds” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP

Exh. 5.2-2